EXHIBIT 99.2
[Letterhead]
CONSENT OF JPMORGAN SECURITIES JAPAN CO., LTD.
     We hereby consent to (i) the use of our opinion letter dated October 29, 2009 to the Board of Directors of Nippon Oil Corporation (the “Company”) included in Appendix C to the prospectus which forms a part of the registration statement on Form F-4 relating to the proposed joint share transfer and establishment of a joint holding company between the Company and Nippon Mining Holdings, Inc., and (ii) the references to such opinion in such prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such registration statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

JPMORGAN SECURITIES JAPAN CO., LTD.
By:	/s/ Yuichi Jimbo
	Name:	Yuichi Jimbo
	Title:	Managing Director

December 28, 2009